SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 21, 2011

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 21, 2011, the Board of Directors of Community Bank Shares of Indiana, Inc. amended the Bylaws of the Company as follows:

•
Article II, Section 2.5 (a) and (b) were amended to provide that notices of special meetings of stockholders shall be deemed delivered when deposited in the U.S. mail.  This replaces similar language in Article VII, which was deleted.

•
Article IV, Sections 4.6, 4.8, 4.9, and 4.12 concerning notice of meetings of the board of directors, waiver of notice, registering of dissent, and actions by the board without meetings were deleted.  A new Section 4.13, which deals comprehensively with all these matters and authorizes the giving of electronic notices of meetings, was added to replace the deleted sections.

•
Article IV, Section 4.11 concerning remuneration of directors was amended (and renumbered as 4.09) to clarify that directors may receive compensation for their services in such form as the board determines.

•
Article IV, Section 4.14 was amended (and renumbered as 4.11) to clarify that nominations of candidates for election as directors shall be made by the Corporation’s board of directors and not merely by its Nominations Committee.

•
A new Article IV, Section 4.12 was added to provide that, after the annual meeting of stockholders in 2011, no directors shall be elected to a term of office in which he or she would be seventy years of age.

•
Article V, Section 5.1 was revised to clarify that officers elected by the board are  elected to serve at the pleasure of the board of directors and until their successors are elected, and not necessarily for a one-year term.

•	Typographical errors were corrected in Article VI, Section 6.2 and Article VII.
•	Various Articles and sections were renumbered as a result of the above-described amendments.

The amendments to the Company’s Bylaws became effective on June 21, 2011.  The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended through June 21, 2011, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

EXHIBIT NO.

99.1 Community Bank Shares of Indiana, Inc. Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: June 27, 2011	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer